EXHIBIT 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THE RIGHTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION THEREFROM.  NOTWITHSTANDING THE FOREGOING, THIS WARRANT AND SUCH SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE HEREUNDER.

WARRANT TO PURCHASE

COMMON STOCK

OF

VALENCE TECHNOLOGY, INC.

VOID AFTER January 11, 2014

This Warrant is issued to iStar Tara LLC, a Delaware limited liability company (“iStar”), or its registered assigns ("Holder") by Valence Technology, Inc., a Delaware corporation (the "Company"), on January 11, 2011 (the "Warrant Issue Date").  This Warrant is issued pursuant to the terms of Amendment No. 3 to Loan and Security Agreement dated January 11, 2011, by and among the Company, iStar and Carl E. Berg, which amends that certain Loan and Security Agreement dated as of July 13, 2005, by and among the Company, SFT I, Inc., a Delaware corporation and the predecessor in interest to iStar, and Mr. Berg (as amended from time to time, the "Loan Agreement”).

1.           Purchase of Shares. Subject to the terms and conditions hereinafter set forth, Holder is entitled to purchase from the Company up to 100,000 fully paid and nonassessable shares of Common Stock (as hereinafter defined).  The number of shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be subject to adjustment as provided herein.  The term “Shares” also shall be deemed to refer to any securities of the Company or any other issuer for which Shares may be exchanged or surrendered or which may be declared on or distributed with respect to the Shares at any time prior to the Expiration Date (as hereinafter defined).  For purposes of this Warrant, “Common Stock” means (i) the Company’s common stock, $0.001 par value per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

2.           Exercise Price.

The purchase price for the Shares shall be $1.45 per share, subject to adjustment as provided herein (the “Warrant Exercise Price”).

3.           Exercise Period. This Warrant will be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m. New York City Time on January 11, 2014, (the “Expiration Date”).  The Company shall take all such actions as may be reasonably necessary to assure that all Shares may be so issued without violation of any applicable law or governmental regulation or any applicable requirements of any domestic securities exchange (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

4.           Method of Exercise.  (a)

(a)           Subject to the terms and conditions hereof, this Warrant may be exercised by Holder, in whole or in part, at any time on any Business Day (as hereinafter defined) on or after the opening of business on the Warrant Issue Date hereof and prior to 11:59 P.M. New York Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription form attached as Exhibit A hereto (the “Exercise Notice”), of Holder’s election to exercise this Warrant, which notice shall specify the number of  Shares to be purchased, (ii) (A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) by wire transfer of immediately available funds (or by check if the Company has not provided Holder with wire transfer instructions for such payment) or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as hereinafter defined), and (iii) unless Holder has previously delivered this Warrant to the Company and it or a new replacement Warrant has not yet been delivered to Holder, the surrender to a common carrier for overnight delivery to the Company as soon as practicable following such date, this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction).  In the event of any exercise of the rights represented by this Warrant in compliance with this Section 4(a), the Company shall on the second (2nd) Business Day (the “Warrant Share Delivery Date”) following the date of its receipt of the Exercise Notice, the Aggregate Exercise Price (or notice of Cashless Exercise) and (unless Holder has previously delivered this Warrant to the Company and it or a new replacement Warrant has not yet been delivered to Holder) this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) (the “Exercise Delivery Documents”), (A) provided that the transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and provided that Holder is eligible to receive shares through DTC, credit such aggregate number of shares of Common Stock to which Holder shall be entitled to Holder’s or its designee’s balance account with DTC or (B) issue and deliver to the address specified in the Exercise Notice, a certificate, registered in the name of Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  Upon (x) delivery of the Exercise Notice and (y) the Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Shares.

(b)           While this Warrant remains outstanding and exercisable, Holder may elect to receive shares equal to the value of this Warrant (or any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder a number of shares of  Common Stock computed using the following formula (a “Cashless Exercise”):

X =	Y (A-B) A

Where X	=	the number of shares of Common Stock to be issued to Holder.

Y	=	the number of shares of Common Stock being exercised under this Warrant (on the trading day immediately preceding the date of such calculation).

A	=	the Weighted Average Price (as hereinafter defined) of one share of the Company’s Common Stock (on the trading day immediately preceding the date of such calculation).

B	=	Exercise Price (as adjusted to the date of such calculation).

(c)           The following words and terms as used in this Warrant shall have the following meanings:

(i)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(ii)          “Principal Market” means the principal securities exchange or trading market for a security.

(iii)         “Warrant Delivery Date” means the date this Warrant is deemed delivered hereunder for purposes of exercise.

(iv)         “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on its Principal Market during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg Financial Markets (“Bloomberg”) through its “Volume at Price” functions (ignoring any trade of more than 10,000 shares of such security pursuant to an individual transaction (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions involving such security after the Warrant Delivery Date)), or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time (or such other time as such over-the-counter market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as such over-the-counter market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc.  If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.

(d)           If this Warrant is submitted for exercise, unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after the Warrant Delivery Date and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Shares purchasable immediately prior to such exercise under this Warrant, less the number of Shares with respect to which such Warrant is exercised (together with, in the case of a Cashless Exercise, the number of Shares surrendered in lieu of payment of the Exercise Price).

(e)           No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.  In lieu of any fractional shares, the Company shall pay cash to the Holder equal to such fraction multiplied by the Weighted Average Price for a share of Common Stock as of the date of exercise.

(f)           In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Shares, the Company shall promptly issue to the holder the number of Shares that are not disputed and resolve such dispute in accordance with Section 11.

5.           Issuance of Shares.

The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.  The Company covenants that it will at all times keep available such number of authorized shares of its Common Stock, free from all preemptive rights with respect thereto, as will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein.

6.           Adjustment of Exercise Price and Number of Shares.

The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)           If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.  If the Company shall at any time subdivide the outstanding shares of Common Stock or issue additional shares as a dividend, the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, the Exercise Price then in effect immediately before that combination shall be proportionately increased.  Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)           If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other series or class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), Holder shall, on its exercise, be entitled to purchase, in lieu of the Common Stock which Holder would have become entitled to purchase but for such change, a number of shares of such other series or class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to purchase by Holder on exercise of this Warrant immediately before the change.

(c)           The form of this Warrant need not be changed because of any adjustment in the number of shares of Common Stock purchasable upon its exercise.  A Warrant issued after any adjustment upon any partial exercise or in replacement may continue to express the same number of shares of Common Stock (appropriately reduced in the case of partial exercise) as are stated on the face of this Warrant as initially issued, and that number of shares shall be considered to have been so changed at the close of business on the date of adjustment.

7.           Purchase Rights; Organic Change.

(a)           Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another person or entity or other transaction, in each case which is effected in such a way that holders of Common Stock are entitled to receive securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.”   Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring person or entity or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the person or entity purchasing such assets or the person or entity issuing the securities or providing the assets in such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance mutually satisfactory to Holder, the Company and the Acquiring Entity) to deliver to Holder in exchange for this Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and mutually satisfactory to Holder, the Company and the Acquiring Entity (including, an adjusted exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of this Warrant, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). In the event that an Acquiring Entity is directly or indirectly controlled by an entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, if requested in writing by Holder, the Company shall use its reasonable best efforts to effect the ability of Holder to elect to treat such entity as the Acquiring Entity for purposes of this Section. Prior to the consummation of any other Organic Change, the Company shall use its reasonable efforts to make appropriate provision (in form and substance reasonably satisfactory to Holder) to insure that Holder thereafter will have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of this Warrant as of the date of such Organic Change.

8.           Noncircumvention.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of Holder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) will take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrant, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrant.

9.           Notice of Certain Events.

If at any time prior to the termination or full exercise of the Warrant:

(a)           the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution to the holders of its Common Stock;

(b)           there shall be any reclassification of the Common Stock of the Company;

(c)           there shall be any consolidation or merger of the Company with or into, or sale of substantially all of its assets to, another entity, or any other Organic Change; or

(d)           there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give Holder at least 20 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect to say such other address of Holder as shown on the books of the Company.

10.           Exercise, Transfer and Exchange Restrictions.

The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person  or entity in whose name this Warrant has been issued, as well as the name and address of each transferee.  The transfer, surrender or exchange of any of this Warrant or Common Stock issued upon exercise of this Warrant is subject to any restrictions on transfer imposed by state and federal securities laws.  This Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company maintained for that purpose at its principal offices by Holder upon surrender of the Warrant properly endorsed.

11.           Dispute Resolution.

(a)           In the case of a dispute as to the arithmetic calculation of the Exercise Price or the arithmetic calculation of the Shares, the Company shall submit the disputed arithmetic calculations via facsimile or other electronic transmission within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to Holder. Holder and the Company shall determine the correct arithmetic calculation within three (3) Business Days of such disputed arithmetic calculation being transmitted to Holder. If Holder and the Company are unable to agree upon correct arithmetic calculation of the Exercise Price or the Shares within such time, then the Company shall, within two Business Days submit via facsimile or other electronic transmission the disputed calculation to an independent, reputable nationally recognized accounting firm selected by the Company and approved by Holder. The Company shall cause the accounting firm to perform the calculation and notify the Company and Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such accounting firm's determination shall be binding upon all parties absent manifest error.

(b)           In the case of a dispute as to the determination of fair market value of a security to determine the Exercise Price, the Company shall submit the disputed determination via facsimile or other electronic transmission within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to Holder. If Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Shares within three (3) Business Days of such disputed determination being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile or other electronic transmission the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations and notify the Company and Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's determination shall be binding upon all parties absent manifest error.

(c)           The fees and expenses associated with the determinations made by such investment bank or accountant shall be paid by the party whose determination or calculation as initially presented to the investment bank or accountant is further from the final determination or calculation of the investment bank or accountant (or shared equally by the Company and Holder if the final determination or calculation is at the midpoint of the determinations or calculations presented by the Company and the Holder).

12.           Replacement.

If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking reasonably satisfactory to the Company (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

13.           Legends.

It is understood that the certificates evidencing Shares may bear the following legend if applicable:

“These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel reasonably satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

14.           No Stockholder Rights.

Prior to exercise of this Warrant, except as otherwise provided in this Warrant, Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

15.           Successors and Assigns.

The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and Holder and their respective successors and assigns.

16.           Amendments and Waivers.

Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Holder.

17.           Notices.

All notices required under this Warrant shall be deemed to have been given or made for all purposes (a) upon personal delivery; (b) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (c) one Business Day after being sent, when sent by recognized overnight courier service; or (d) five days after posting when sent by registered or certified mail.  Notices to the Company shall be sent to the principal offices of the Company, attention General Counsel (or at such other place as the Company shall notify Holder in writing), with a copy (which shall not constitute notice to the Company) to Andrews Kurth LLP, 111 Congress Avenue, Suite 1700, Austin, Texas 78701, Attention: J. Matthew Lyons (Facsimile: 512-320-9292).  Notices to Holder shall be sent to the address of Holder on the books of the Company (or at such other place as Holder shall notify the Company in writing).

18.           Attorneys' Fees.

If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

19.           Captions.

The section and subsection headings of this Warrant are inserted for convenience of reference only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

20.           Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

21.           Representations and Warranties of Holder.

Holder hereby represents and warrants that as of the date hereof and the date of any exercise of this Warrant:

(a)           Holder is an “accredited investor” as defined in Rule 501 under the Securities Act;

(b)           Holder has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company and the acquisition of this Warrant and the Shares issuable upon exercise;

(c)           Holder has experience with investments in securities of companies in the stage of development and industry of the Company and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant and the Shares issuable upon exercise;

(d)           Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein.  Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available; and

(e)           Holder has not been formed for the purpose of acquiring this Warrant and is acquiring this Warrant as of the Warrant Issue Date and the Shares issuable upon the exercise of this Warrant for its own account, not as a nominee or agent, only for investment and not with a view to the distribution or resale thereof, without prejudice, however, to Holder’s right to transfer this Warrant or the Shares in compliance with applicable laws.

[Remainder of page intentionally left blank.
Signature page follows.]

IN WITNESS WHEREOF, the Company caused this Warrant to be executed by an officer thereunto duly authorized.

VALENCE TECHNOLOGY, INC.

By:	/s/ Robert L. Kanode
Name:	Robert L. Kanode
Title:	CEO & President

EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

VALENCE TECHNOLOGY, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Valence Technology, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.           Form of Exercise Price.  The Holder intends that payment of the Warrant Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to ___________________ Warrant Shares; and/or

____________	a “Cashless Exercise” with respect to ______________ Warrant Shares.1

2.           Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.           Delivery of Warrant Shares.  The Company shall deliver __________ Warrant Shares in accordance with the terms of the Warrant in the following name and to the following address:

Issue to: ___________________________________________________________________

Facsimile Number: ___________________________________________________________

DTC Participant Number and Name (if electronic book entry transfer): _______________

Account Number  (if electronic book entry transfer): ____________________________

Date: _______________ __, ______

[Name of Registered Holder]

By: __________________________________
Name: ________________________________
Title: _________________________________

_________________________

1	Upon a Cashless Exercise, provide the calculation of the number of Shares, including the Weighted Average Price used for such calculation.

ACKNOWLEDGMENT

The Company hereby acknowledges receipt of this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ________________, 20__ from the Company and acknowledged and agreed to by [TRANSFER AGENT].

VALENCE TECHNOLOGY, INC.

By:
Name:
Title:

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase ____________ shares of the capital stock of Valence Technology, Inc., a Delaware corporation, standing in the name of the undersigned on the books of said corporation.  The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:  _________, 20__

Name:
Title: